UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 2, 2017

GREAT BASIN SCIENTIFIC, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-36662	83-0361454
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

420 E. South Temple, Suite 520, Salt Lake City, UT

(Address of principal executive offices)

84111

(Zip code)

(801) 990-1055

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On January 2, 2017, Great Basin Scientific, Inc. (the “Company”) entered into separate agreements (each, an “Amendment Agreement”) with holders of more than 51% in aggregate principal amount of the senior secured convertible notes (the “2016 Notes”) issued by the Company pursuant to that certain Securities Purchase Agreement, dated June 29, 2016, by and among the Company and the investors party thereto. Pursuant to the terms of the Amendment Agreements, all of the 2016 Notes were amended such that no holder of 2016 Notes nor any of its affiliates will sell, directly or indirectly, on any trading day more than its pro rata percentage of 40% of the trading volume of our common stock, unless our common stock is then trading above $2.50 (as adjusted for stock splits, stock dividends, recapitalizations and similar events).

The foregoing is a summary description of the material terms of the Amendment Agreements and is qualified in its entirety by the text of the form of Amendment Agreement, attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference to this Item 1.01.

Item 9.01 Financial Statements and Exhibits

EXHIBIT	DESCRIPTION

10.1	Form of Amendment Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREAT BASIN SCIENTIFIC, INC.

Date: January 2, 2017	By:	/s/ Ryan Ashton
Ryan Ashton
President and Chief Executive Officer